UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Tekla Life Sciences Investors
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TEKLA LIFE SCIENCES INVESTORS

We would like to make you aware that your clients that hold shares in Tekla Life Sciences Investors (the “Fund”) as of the record date of April 19, 2017 have received proxy materials regarding the Annual Meeting of Shareholders slated for June 15, 2017.

The materials include a proxy statement with detailed information about the proposal and a proxy card that shareholders can sign and return in a postage paid envelope. The materials will also provide instructions on how shareholders can vote by telephone or through the Internet. You can access the materials by visiting www.okapivote.com/HQL. Shareholders will be asked to vote on the following proposals:

PROPOSAL SUMMARY	RECOMMENDED VOTE
1. The election of Trustees of the Fund;	FOR

2. The ratification or rejection of the selection of Deloitte & Touche LLP as the independent registered public accountants of the Fund for the fiscal year ending September 30, 2017; and	FOR

3.              Take action on a shareholder proposal requesting that the Fund take the steps necessary to reorganize the Board of Trustees into one class with each Trustee subject to election each year, if properly presented at the meeting.

AGAINST

The Board of Trustees of the Fund recommends that shareholders vote FOR the election of all nominees for election as Trustees, FOR the selection of Deloitte & Touche LLP as the independent registered accountants of the Fund and AGAINST the shareholder proposal.

Please note that your clients may receive a telephone solicitation in connection with this Annual Meeting from Okapi Partners, the Fund’s proxy solicitor. However, we are committed to helping you maintain your client relationships while we carry out our solicitation process.  To that end, we are asking for your support and assistance in answering any questions you may receive from your clients on this matter.   We encourage you to speak to your clients about voting their proxies.

•                  Please ask your clients to vote as soon as possible. Instructions on how they can vote, over the phone, by internet or by mail will be detailed on the proxy card they received.

•                  Explain that their vote is critical no matter how many shares they own.

•                  To vote, or if you or your clients have any questions, please provide this toll-free number for more information: 1-855-208-8902. Agents with the proxy solicitor, Okapi Partners, are available to answer questions or to record voting instructions Monday through Friday from 9:00 a.m. to 9:00 p.m. Eastern Time. The voting process is quick and easy and will require only a couple minutes of their time.

Thank you for your support.

TEKLA LIFE SCIENCES INVESTORS

Dear        ,

We hope to arrange a call with you to discuss the proxy materials that your clients who hold shares in Tekla Life Sciences Investors (the “Fund”) as of the record date of April 19, 2017 were sent regarding the Annual Meeting of Shareholders slated for June 15, 2017.

The materials include a proxy statement with detailed information about the proposal and a proxy card that shareholders can sign and return in a postage paid envelope. The materials will also provide instructions on how shareholders can vote by telephone or through the Internet. You can access the materials by visiting www.okapivote.com/HQL.  Shareholders will be asked to vote on the following proposals:

PROPOSAL SUMMARY	RECOMMENDED VOTE
1. The election of Trustees of the Fund;	FOR

2. The ratification or rejection of the selection of Deloitte & Touche LLP as the independent registered public accountants of the Fund for the fiscal year ending September 30, 2017; and	FOR

3.              Take action on a shareholder proposal requesting that the Fund take the steps necessary to reorganize the Board of Trustees into one class with each Trustee subject to election each year, if properly presented at the meeting.

AGAINST

The Board of Trustees of the Fund recommends that shareholders vote FOR the election of all nominees for election as Trustees, FOR the selection of Deloitte & Touche LLP as the independent registered accountants of the Fund and AGAINST the shareholder proposal.

Please note that your clients may receive a telephone solicitation in connection with this Annual Meeting from Okapi Partners, the Fund’s proxy solicitor. However, we are committed to helping you maintain your client relationships while we carry out our solicitation process. To that end, we are asking for your support and assistance in answering any questions you may receive from your clients on this matter. My colleagues at Tekla and representatives from Okapi Partners are pleased to discuss the proxy materials with you if we can arrange a call. We encourage you to speak to your clients about voting their proxies .

•                  Please ask your clients to vote as soon as possible. Instructions on how they can vote, over the phone, by internet or by mail will be detailed on the proxy card they received.

•                  Explain that their vote is critical no matter how many shares they own.

•                  To vote, or if you or your clients have any questions, please provide this toll-free number for more information: 1-855-208-8902. Agents with the proxy solicitor, Okapi Partners, are available to answer questions or to record voting instructions Monday through Friday from 9:00 a.m. to 9:00 p.m. Eastern Time. The voting process is quick and easy and will require only a couple minutes of their time.

Thank you for your support.